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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 6 to Registration Statement
No. 333-94623 of Alliance Data Systems Corporation and Subsidiaries of our report dated February 2, 2001 (February 28, 2001 as to Note 21), appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Selected Historical Consolidated Financial and Operating Information" and "Experts" in such Prospectus.


    Our audits of the financial statements referred to in our aforementioned report also included the consolidated financial statement schedules of Alliance Data Systems Corporation, listed in Item 16. These financial statement schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Columbus, Ohio


March 15, 2001